UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 9, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2007, Matritech, Inc. and the holders of a majority of outstanding principal value of our 15% Secured Convertible Promissory Notes dated January 13, 2006 (the “Series A Notes”) and holders of a majority of outstanding principal value of our Series B 15% Secured Convertible Promissory Notes dated January 22, 2007 (the “Series B Notes”) entered into a Consent that (i) allows us to issue 15% Secured Promissory Notes (the “Series C Notes”), in an aggregate principal amount not to exceed $3.5 million, ranking on a pari passu basis with the Series A Notes and Series B Notes, (ii) directs the Collateral Agent for the Series A Note holders and the Series B Note holders to consent to and to enter into a further amendment and restatement of the Amended and Restated Security Agreement dated January 22, 2007 (the “Security Agreement”) to enable the holders of the Series C Notes to have a pari passu position with the holders of the Series A Notes and the Series B Notes as to the security interest granted under the Security Agreement (iii) directs the Collateral Agent to consent to and enter into a further amendment and restatement of the Amended and Restated Contingent License Agreement dated January 22, 2007 (the “Contingent License Agreement”) to enable the holders of the Series C Notes to have a pari passu position with the holders of the Series A Notes and the Series B Notes as to the license granted in the Contingent License Agreement and (iv) allows us to incur increased indebtedness to cover the Series C Notes in addition to the indebtedness permitted by the Series A Notes and Series B Notes.  Among the majority holders entering into the Consent were David B. Musket, a director of Matritech, Inc., and various ProMed Funds with which Mr. Musket is affiliated.  A copy of the Consent is attached hereto as Exhibit 4.1 and incorporated herein by reference.  The description of the Consent contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2007, we filed an Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc. (the “Certificate”). with the Delaware Secretary of State’s Office, with the written consent of more than 75% of the holders of outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), to amend the Certificate to change the restriction on the amount of indebtedness we may incur, assume or suffer to permit without the prior consent of the holders of at least 75% of the outstanding Series A Preferred Stock.  The former restriction limited indebtedness to $12,000,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing or outstanding of March 4, 2005.  The amendment limits indebtedness to $15,300,000 in the aggregate, other than indebtedness incurred pursuant to a receivable or equipment lease financing and indebtedness outstanding on March 4, 2005 which has not been subsequently amended to increase the amount of indebtedness or the interest rate applicable thereto.  The Amendment became effective upon filing.  The Amendment is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2007, the holders of a majority of the outstanding principal value of our Series A Notes and the holders of a majority of the outstanding principal value of our Series B Notes agreed to defer their receipt of payments on the Series A Notes and the Series B Notes until the earlier of (i) a change of control of Matritech, as defined in the respective Notes, or (ii) the scheduled maturity date of December 13, 2007.  Among the holders consenting to deferral were David B. Musket, a director of Matritech, Inc., and various ProMed Funds with which Mr. Musket is affiliated.  The Consent is attached as Exhibit 4.3 and incorporated herein by reference.  The description of the Consent contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006 and January 22, 2007

4.2	Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc.

4.3	Consent of Holders of a Majority of Outstanding Principal Value of 15% Secured Convertible Promissory Notes dated January 13, 2006 and dated January 22, 2007 to Defer Payments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date August 10, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Consent of Majority Holders of 15% Secured Convertible Promissory Notes dated January 13, 2006 and January 22, 2007

4.2	Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Matritech, Inc.

4.3	Consent of Holders of a Majority of Outstanding Principal Value of 15% Secured Convertible Promissory Notes dated January 13, 2006 and dated January 22, 2007 to Defer Payments